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                                                                    EXHIBIT 10.2

                              DOMINION HOMES, INC.

                              INCENTIVE GROWTH PLAN


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                              DOMINION HOMES, INC.

                              INCENTIVE GROWTH PLAN

                                  SECTION 1.00
                                     PURPOSE

This Plan is intended to foster and promote the Company's long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to earn incentive compensation if specified objectives are met and [2] enabling the Company to attract and retain the services of outstanding persons upon whose judgment, interest and dedication the successful conduct of the Company's business is largely dependent.

                                  SECTION 2.00

                                   DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document. When applying these definitions, the form of any term or word will include any of its other forms.

ACT.  The Securities Exchange Act of 1934, as amended.

BOARD.  The Company's Board of Directors.

CODE.  The Internal Revenue Code of 1986, as amended.

CHANGE IN CONTROL. The occurrence of any event that results in either [1] Borror Realty Company's failing to own at least 30 percent of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or [2] both Don Borror and Doug Borror ceasing to be directors and officers of the Company.

COMMITTEE.  The Board's Compensation Committee.


COMPANY.  Dominion Homes, Inc., an Ohio corporation, and any successor to it.

DISABILITY. A Participant's inability due to illness accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company's Short-Term Disability Plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative), provided that the participant does not return to work on a substantially full-time basis within 30 days after the Company notifies the Participant that his employment is being terminated because of his or her Disability.


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OFFICER.  The Company's Chief Executive Officer, President and Chief Operating
Officer.

PARTICIPATION AGREEMENT. The form that the Committee and each Participant must complete within the period described in Section 3.02.

PARTICIPANT. Any Officer who has returned a completed Participation Agreement to the Committee within the period described in Section 3.02.

PERFORMANCE CRITERIA. The criteria established by the Committee as of the beginning of each Performance Cycle and applied at the end of the same Performance Cycle to determine the portion (if any) of the Target Bonus payable under this Plan to any Participant.

PERFORMANCE CYCLE. The period over which the Committee will apply the Performance Criteria to establish the portion (if any) of the Target Bonus payable under this Plan to each Participant.

PLAN.  The Dominion Homes, Inc. Incentive Growth Plan.

RETIREMENT.  Termination of a Participant's employment at or after age 55.

STOCK.  The common shares, without par value, of the Company.

SUBSIDIARY. Any corporation, partnership or limited liability company in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock of that corporation or of the capital or profits interest of a partnership or limited liability company.

TARGET BONUS. The amount that a Participant will receive if he or she meets the Performance Criteria established under Section 4.01 as of the beginning of the Performance Cycle. However, no Participant may receive a distribution under this Plan for any Performance Cycle that is larger than four times the Officer's base salary for the same Performance Cycle.

                                  SECTION 3.00
                                  PARTICIPATION

3.01 DESIGNATION OF PARTICIPANTS. Subject to Section 3.02, all Officers may participate in this Plan. The Committee will send each Participant a Participation Agreement specifying [1] the conditions that must be met if he or she is to receive a bonus at the end of the Performance Cycle and [2] the basis on which that amount will be calculated.


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3.02    CONDITIONS OF PARTICIPATION. An Officer may become a Participant only if he or she returns to the Committee a signed Participation Agreement within 60 days after receiving that form from the Committee.

                                  SECTION 4.00
                                 ADMINISTRATION

4.01    PERFORMANCE CRITERIA.

        [1]     For each Performance Cycle, the Committee will [a] establish each Participant's Target Bonus and [b] develop the Performance Criteria that will be applied to determine the portion of the Target Bonus that will be paid at the end of the Performance Cycle.

        [2]     In establishing each Participant's Performance Criteria, the
        Committee will consider the relevance of each Participant's assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors will include:

                [a]     Increasing sales;

                [b]     Developing new products and lines of revenue;

                [c]     Reducing operating expenses;

                [d]     Increasing customer satisfaction;

                [e]     Developing new markets and increasing the Company's
                share of existing markets;

                [f]     Meeting completion schedules;

                [g]     Increasing standardized pricing;

                [h]     Developing and managing relationships with regulatory
                and other governmental agencies;

                [i]     Managing cash;

                [j]     Managing claims against the Company, including
                litigation;

                [k]     Identifying and completing strategic acquisitions; and

                [l]     Increasing the Company's book value.

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        [3]     The Committee will make appropriate adjustments to reflect:

                [a]     The effect on any Performance Criteria of any Stock
                dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Criteria will be made [i] to the extent the Performance Criteria is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Cycle in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.

                [b]     A substantive change in a Participant's job description
                or assigned duties and responsibilities.

        [4]     Performance Criteria will be established and communicated in writing to each affected Participant in a Participation Agreement no later than the earlier of:

                [a]     90 days after the beginning of the applicable
                Performance Cycle; or

                [b]     The expiration of 25 percent of the applicable
                Performance Cycle.

4.02 CERTIFICATION. As of the end of each Performance Cycle, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria and the portion (if any) of the Target Bonus that is to be paid to each Participant.

4.03 ADMINISTRATION. The Committee is responsible for administering the Plan. In addition to the duties described elsewhere in this Plan, the Committee, by majority action, may [1] prescribe, amend and rescind rules and regulations relating to the Plan, [2] provide for conditions deemed necessary or advisable to protect the interests of the Company and [3] interpret the Plan and supply any missing terms needed to administer the Plan. Determinations, interpretations or other actions made or taken by the Committee under the provisions of this document will be final, binding and conclusive for all purposes and upon all persons.

                                  SECTION 5.00

EFFECT OF TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE;
CHANGE IN CONTROL

5.01 EFFECT OF TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE FOR REASONS OTHER THAN RETIREMENT, DEATH OR DISABILITY. Except as provided in Section

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5.02 and subject to any employment contract or other agreement between the
Company and the Participant, a Participant who terminates employment before the end of a Performance Cycle will forfeit all right to receive any amount under this Plan. However, in all cases a terminated Participant will receive any amounts earned during any Performance Cycle that ended before his or her termination (e.g., if the Committee has not then valued or distributed amounts earned during a Performance Cycle that ended before the Participant terminated).

5.02 EFFECT OF RETIREMENT, DEATH OR DISABILITY DURING PERFORMANCE CYCLE. A Participant who Retires, dies or becomes Disabled during a Performance Cycle will receive a prorated distribution at the end of the Performance Cycle during which he or she Retired, died or became Disabled. The amount of this distribution will be calculated at the end of the Performance Cycle by applying the following procedure:

        [1]     As of the end of the Performance Cycle during which the affected
        Participant Retired, died or became Disabled, the Committee will apply the Performance Criteria to measure the portion of the Target Bonus to be distributed. This calculation will be made in the manner described in
        Section 4.02 and will be made as if the Retired, deceased or Disabled Participant had remained actively employed throughout the Performance Cycle.

        [2]     The Committee then will multiply the amount produced under
        Section 5.02[1] by a fraction, the numerator of which is the number of whole calendar months during which the Retired, deceased or Disabled Participant was actively employed during the Performance Cycle and the denominator of which is the number of whole calendar months in the Performance Cycle.

        [3]     Then, the Committee will direct the Company to distribute the amount calculated in the form and at the time described in Section 6.00 to, as appropriate, the Retired or Disabled Participant or to the beneficiary of the deceased Participant.

5.03 CHANGE IN CONTROL. Within 60 days after the completion of a Change in Control, the Company will distribute to each Participant their Target Bonus for the year in which the Change in Control occurs. This distribution will be made whether or not the Performance Criteria for that period have been met and whether or not the pending Performance Cycle has been completed. However, if the sum of the payments described in this section and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitute "excess parachute payments" as defined in Code
Section 280G(b)(1), the Company will either:

        [1]     Reimburse the Participant for the amount of any excise tax due under Code Section 4999 (but not for any income taxes or additional excise taxes associated with this initial payment), if this procedure provides the affected Participant with

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        an after-tax amount that is larger than the after-tax amount produced under Section 5.03[2]; or

        [2]     Reduce the amounts paid to the Participant under this Plan so that his or her total "parachute payment" as defined in Code
        Section 280G(b)(2)(A) under this and any all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would be an "excess parachute payment," if this procedure provides the Participant with an after-tax amount that is larger than the after-tax amount produced under Section 5.03[1].

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                                  SECTION 6.00

                          FORM AND TIME OF DISTRIBUTION

6.01 DISTRIBUTION. Subject to Sections 6.02 and 8.04, the amount determined by applying the procedures described in Sections 4.00 and 5.00 will be distributed in a lump sum no later than 90 days after the end of the applicable Performance Cycle.

6.02 DEFERRAL OF DISTRIBUTION. Each Participant may direct the Company to defer all or any portion of his or her Plan distribution by electing to have that amount credited to his or her account under the Dominion Homes. Inc. Executive Deferred Compensation Plan or any successor plan and having that amount distributed under the terms of that plan. This election must be made in the Participation Agreement that relates to the Performance Cycle during which the deferred amount may be earned. Once filed, this election will be irrevocable.

                                  SECTION 7.00

                 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange on which the Company's securities are listed. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non- employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant adversely affect his or her ability to earn any Target Bonus for which Performance Criteria were established before the amendment, modification or termination of the Plan.

                                  SECTION 8.00

                            MISCELLANEOUS PROVISIONS

8.01 ASSIGNABILITY. Except as provided in Section 8.02, no Participant may transfer, alienate, pledge, hypothecate, transfer or otherwise assign his or her rights to receive a distribution under the Plan to any other person and any attempt to do so will be void.

8.02 BENEFICIARY DESIGNATION. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any amount under the Plan will be paid as provided in Section 5.02. Each designation must be made on a form acceptable to the Committee and will be effective only after it is delivered to the Committee. In the absence of any beneficiary designation, amounts

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remaining unpaid at the Participant's death will be paid to the deceased
Participant's surviving spouse, if any, or otherwise to his or her estate. The Participant (and his or her beneficiary) and not the Company or the Committee is responsible for keeping the Committee apprised of the beneficiary's address. Also, neither the Company nor the Committee is required to search for any beneficiary beyond sending a registered letter to the beneficiary at the latest address given to it by the Participant or beneficiary. Any amount otherwise payable to a beneficiary whom the Committee cannot locate at this address will be forfeited. However, if, within one year of the Participant's death, the beneficiary files a claim and establishes that he or she is the deceased Participant's beneficiary, the Committee will direct the Company to pay (and the Company will pay) any amount that was payable at the death of the Participant. However, no amount will be paid representing the time value of the delayed distribution. If this claim is not filed within one year of the Participant's death, the amount will be forfeited irrevocably.

8.03 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. Also, [1] receipt of a Target Bonus for any Performance Cycle is no guarantee that a Participant will receive a similar (or any) Target Bonus for any subsequent Performance Cycle and [2] establishment of Performance Criteria for any Performance Cycle is no guarantee that identical or similar criteria will be established for any subsequent Performance Cycle.

8.04 TAX WITHHOLDING. Before distributing any amount under the Plan, the Company will withhold an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements imposed on the amount of any distribution under the Plan.

8.05 INDEMNIFICATION. Each person who is or has been a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which such persons may be entitled under the Company's Code of Regulations, by contract, as a matter of law or otherwise.

8.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its

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employees, in cash or property, in a manner not expressly authorized under this document.

8.07 GOVERNING LAW. The Plan, and all agreements under it, will be construed in accordance with and governed by the laws of the State of Ohio.

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8.08    RESOLUTION OF DISPUTES.

        [1]     Any controversy of claim arising out of, or relating to, this
        Plan will be settled by arbitration in the city of Columbus, Ohio, in accordance with the Rules of the American Arbitration Association, and judgement on the award rendered by the arbitrator or arbitrators may be entered in any court of competent jurisdiction.

        [2]     If the Company refuses or otherwise fails to make a payment when due and it is ultimately decided that the Participant is entitled to that payment, the payment will be increased to reflect an interest equivalent for the period of delay, compounded annually, equal to the prime or base lending rate used by The Huntington National Bank and in effect as of the date the payment was first due.

        [3]     The costs of arbitration will be borne solely by the person by which they are incurred.

8.09 TERM OF PLAN. The Plan will be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first annual meeting of shareholders occurring after the Board approves the Plan.

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